CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference of our reports dated November 25, 1997 on the financial statements of The Tocqueville Fund, The Tocqueville Small Cap Value Fund, The Tocqueville International Value Fund, and The Tocqueville Government Fund, series of The Tocqueville Trust, referred to therein in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A File No. 33-8746 as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in each Prospectus under the captions "Counsel and Independent Accountants" and "Financial Highlights"


                                              /s/McGladrey & Pullen, LLP
                                              --------------------------


New York, New York
February 24, 1998